UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2021

P3 Health Partners Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40033	85-2992794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2370 Corporate Circle, Suite 300

Henderson, NV 89074

(Address of Principal Executive Offices)

(702) 910-3950

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 21, 2021, P3 Health Partners Inc., a Delaware corporation (the “Company”), received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that it had regained compliance with Nasdaq Listing Rule IM-5101-2 and that the Company is in compliance with the Nasdaq Capital Market’s requirements. Consequently, the scheduled hearing before the Nasdaq Hearings Panel (the “Panel”) on January 13, 2022, has been cancelled. The Company’s Class A common stock continues to trade on Nasdaq under the symbol “PIII” and the Company’s warrants continue to trade on Nasdaq under the symbol “PIIIW.”

As disclosed in the Company’s Form 8-K filed on December 3, 2021, the Company was previously notified by Nasdaq that the Company had not complied with the requirements of Nasdaq IM-5101-2 because (i) the Company had not demonstrated that its Class A Common Stock complied with the minimum 300 Round Lot Holder requirement in Listing Rule 5505(a)(3) and (ii) the Company’s warrants did not qualify for initial listing since the security underlying the warrant, the Class A Common Stock, did not qualify. The Company thereafter requested an appeal of Nasdaq’s determination and a hearing with the Panel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2021	P3 HEALTH PARTNERS INC.

	By:	/s/ Eric Atkins
	Name:	Eric Atkins
	Title:	Chief Financial Officer